SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: March 8, 2006

INNKEEPERS USA TRUST

(Exact name of registrant as specified in its charter)

Maryland	0-24568	65-0503831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

340 Royal Poinciana Way

Suite 306

Palm Beach, Florida 33480

(Address and zip code of

principal executive offices)

Registrant's telephone number, including area code: (561) 835-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 7, 2006, Innkeepers USA Trust (the "Company") filed a Current Report on Form 8-K (the "Original Filing"), reporting under Item 8.01 that the Company released a press release (the "Original Press Release") announcing dividends that have been declared and will be paid on the Company's Common Shares and Series C Preferred Shares. The period covered by the Series C Preferred Share dividend was incorrectly stated in the Original Press Release, and on March 7, 2006, the Company released a corrected press release ("New Press Release"). The Company hereby amends the Original Filing to file the New Press Release as exhibit 99.1 under Item 9.01.

Item 8.01.         Other Events.

On March 7, 2006, the Company issued an amended press release announcing its first quarter 2006 dividend and the date of its 2006 Annual Meeting of Shareholders. A copy of this amended press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.         Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Amended press release of Innkeepers USA Trust dated March 7, 2006 announcing its first quarter 2006 dividend and the date of its 2006 Annual Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNKEEPERS USA TRUST (Registrant)

Date: March 8, 2006	By:	/s/ Mark A. Murphy
Mark A. Murphy General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Amended press release of Innkeepers USA Trust dated March 7, 2006 announcing the first quarter 2006 dividend and the date of its 2006 Annual Shareholders Meeting.

Exhibit 99.1

For Immediate Release

Contact:

Bruce Riggins (Company) Jerry Daly or Carol McCune

Chief Financial Officer Daly Gray (Media)

(561) 227-1302 (703) 435-6293

Innkeepers USA Trust Declares Quarterly Dividends

Also Announces May 3 Annual Meeting Date

PALM BEACH, Fla., March 7, 2006--Innkeepers USA Trust (NYSE: KPA), a hotel real estate investment trust (REIT) and a leading owner of upscale extended-stay hotel properties throughout the United States, today announced that on February 2, 2006, its Board of Trustees declared a common share dividend of $0.15 per share for the first quarter of 2006. The board also declared a regular dividend of $0.50 per Series C Cumulative Preferred share for the period of January 31, 2006 to April 25, 2006. The common and Series C preferred dividends are payable April 25, 2006, to shareholders of record on March 31, 2006.

Separately, the company announced that it will hold its annual meeting at 9 a.m. ET on Wednesday, May 3, 2006, at the Colony Hotel, 155 Hammon Ave., Palm Beach, Fla. The record date for determination of shareholders entitled to vote at the meeting is March 1, 2006.

Innkeepers USA Trust owns 70 hotels with a total of 8,825 suites or rooms in 20 states and Washington, D.C., and focuses on acquiring and/or developing premium branded upscale extended-stay, select-service and full-service hotels and the rebranding and repositioning of other hotel properties. For more information about Innkeepers USA Trust, visit the company's Web site at www.innkeepersusa.com.

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Innkeepers

This press release, and other publicly available information on the Company, includes forward looking statements within the meaning of federal securities law. These statements include terms such as "should", "may", "believe" and "estimate", or assumptions, estimates or forecasts about future hotel and Company performance and results, and the Company's future need for capital. Such statements should not be relied on because they involve risks that could cause actual results to differ materially from the Company's expectations when such statements are made. Some of these risks are set forth in reports filed from time to time with the SEC and include, without limitation, (i) the operational risks of the hotel business (including decreasing hotel revenues and increasing hotel expenses) under the company's taxable REIT subsidiary structure, (ii) risks that war, terrorism or similar activities, widespread health alerts, disruption in oil imports or higher oil prices or changes in domestic or international political environments negatively affect the travel industry and the company, (iii) risk of declines in the performance and prospects of businesses and industries (e.g., technology, automotive, aerospace, pharmaceuticals) that are important hotel demand generators in the company's key markets (e.g. the Silicon Valley, CA, Northern NJ, Washington, DC, etc.), (iv) risk that poor, declining and/or uncertain international, national, regional and/or local economic conditions will, among other things, negatively affect demand for the company's hotel rooms and the availability and terms of financing, (v) risk that the company's ability to maintain its properties in competitive condition becomes prohibitively expensive, (vi) risk that pricing in the hotel acquisition market becomes prohibitively expensive or non-financeable and that potential acquisitions or developments do not perform in accordance with expectations, (vii) risk that the Company may invest in hotels of a size or nature (e.g., upscale full service or resort) different than those it has focused on historically (e.g., upscale extended-stay, and mid-scale limited service); (viii) risks related to an increasing focus on development, including permitting risks, increasing the proportion of Company assets not producing revenue at a given time and risks that projects cost more, take longer to complete or do not perform as anticipated; (ix) changes in travel patterns or the prevailing means of commerce (i.e., e-commerce) may reduce demand for hotels in general or the Company's hotels in particular, (x) the complex tax rules that the company must satisfy to qualify as a REIT and the potentially severe consequences of failing to satisfy such requirements, and (xi) governmental regulation that may increase the company's cost of doing business or otherwise negatively effect its business or its attractiveness as an investment and create risk of liability for non-compliance (e.g., changes in laws affecting wages, taxes or dividends, compliance with building codes, compliance with the Americans with Disabilities Act, workers compensation law changes, the Sarbanes-Oxley law, etc.). The Company undertakes no obligation to update any forward looking statement to reflect actual results, changes in the Company's expectation, or for any other reason.